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                                                                Exhibit 99.1

                                           REPUBLIC ENGINEERED PRODUCTS logo

FOR IMMEDIATE RELEASE
---------------------

For more information, contact:
   John A. Willoughby
   Vice President of Human Resources          or     Dan Pecchia or Jordan Cohen
   Republic Engineered Products                      Innis Maggiore Group
   (330) 670-3007                                    (330) 702-0490
   jwilloughby@republicengineered.com                dan@innismaggiore.com
                                                     jordan@innismaggiore.com

   On behalf of Perry Strategic Capital Inc.
   Doug Donsky or John Dillard
   Edelman Financial
   (212) 768-0550
   doug.donsky@edelman.com
   john.dillard@edelman.com

               PERRY STRATEGIC CAPITAL NAMED STALKING HORSE BIDDER
                        FOR REPUBLIC ENGINEERED PRODUCTS
             U.S. Bankruptcy Court Approves Republic Recommendation

         FAIRLAWN, Ohio (November 5, 2003) - Republic Engineered Products LLC, the nation's leading supplier of special bar quality (SBQ) steel, today announced that U.S. Bankruptcy Court in Akron, Ohio, has approved PAV Republic, Inc, a newly formed affiliate of Perry Strategic Capital Inc., New York, as the lead or "stalking horse" bidder and has set a timetable for the sale of substantially all of Republic's assets. Perry's offer was one of three that had been considered for the lead bidder designation, and is valued at approximately $245 million, an increase from Perry's initial offer of $225 million disclosed on October 24, 2003.

         Judge Marilyn Shea-Stonum issued her ruling today following a recommendation from Republic. Lehman Brothers, Republic's investment banker, assisted in the analysis and selection.

         "We are pleased that the Court has ruled to designate the Perry Strategic Capital firm as the lead bidder," said Joseph F. Lapinsky, Republic president and chief executive officer. "While each of the bidders made positive changes in terms of their offers, we believe that Perry offers the best course to help us serve the needs of our customers, employees and suppliers."

                                      more-


3770 Embassy Parkway
Akron, Ohio 44333-8367
PH 1 (330) 670-3000
PH 2 800-232-7157
FAX (330) 670-3106
   WEB www.republicengineered.com

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PERRY STRATEGIC CAPITAL/REPUBLIC STALKING HORSE SELECTION
PAGE TWO

         Republic filed for Chapter 11 bankruptcy protection October 6, 2003. The company secured court approval for debtor-in-possession financing from its pre-petition lending group that enabled it to maintain production.

         The designation of "stalking horse" means that Perry's offer will be the standard by which any other bids will be evaluated. Other interested bidders can still submit "higher and better" offers by the December 1 deadline set by Judge Shea-Stonum.

         "We hope to secure court approval of a sale and complete the transaction by year end," Lapinsky said.

         Perry Strategic Capital is the private equity arm of Perry Capital, a private investment firm formed in 1988 to focus on alternative investments. Perry currently manages over $5 billion allocated across a variety of asset classes including publicly traded equity and debt securities, private equity, and real estate. The firm manages dedicated industry-focused portfolios and seeks to develop strong relationships with management of companies in which it invests. Perry employs over 75 professionals and support staff in offices in New York and London.

         Republic Engineered Products LLC is North America's leading supplier of special bar quality (SBQ) steel, a highly engineered product used in axles, drive trains, suspensions and other critical components of automobiles, off-highway vehicles and industrial equipment. With headquarters in Fairlawn, Ohio, the company operates steelmaking centers in Canton and Lorain, Ohio, and value-added rolling and finishing facilities in Canton, Lorain and Massillon, Ohio; Lackawanna, N.Y.; and Gary, Ind. Republic employs approximately 2,400 people.

         All statements other than statements of historical fact included in this release, including statements regarding our future financial position, results of operations, business strategy, budgets, projected costs and plans and objectives for future operations, are forward-looking statements. In addition, these forward-looking statements generally can be identified by the use of forward-looking terms such as "may," "will," "expect," "intend," "estimate," "anticipate," "foresee," "project," "plan," or "believe" or the negative of these words or variations on these words or similar phrases. We have based these forward-looking statements on our current assumptions, expectations and projections about future events, which are subject to risks and uncertainties. We caution that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements, including the factors identified in Republic's filings with the Securities and Exchange Commission.

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